UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

CLICKSTREAM CORPORATION

nevada	000-52944	46-5582243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8549 Wilshire Blvd., Suite 2181

 Beverly Hills, CA 90211

 (Address of principal executive offices)

 (213) 205-0684

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Effective November 17, 2021, Clickstream Corporation (the “Company”) issued to Discovery Growth Fund, LLC (the”Payee”)a convertible promissory note (the “Note”) in the principal amount of $600,000. The Note has an original issue discount of $100,000 (20% discount) and bears interest at the annual rate of 8%. The principal and accrued interest under the Note,is due on May 16, 2022. Commencing February 16, 2022, the Payee has the right to exchange the principal plus accrued interest into shares of Company’s Common Stock pursuant to the Company’s Regulation A Offering. The number of shares to be issued is determined by dividing the exchange amount by the offering price of the Regulation A Offering. Additionally, the Payee has the right to convert any remaining principal amount and accrued interest into shares of the Company’s Common Stock at a conversion price of $0.04 per share. The right to convert is qualified by customary blocker provisions in the case where the holder would beneficially own in excess of 4.99% of the shares outstanding.

The foregoing summary of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions set forth in the form thereof attached hereto as Exhibit 4.1 which is incorporated by reference herein, in its entirety.

Item 3.03	Unregistered Sales of Equity Securities

Reference is made to the discussion in Item 2.03, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

4.1	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	CLICKSTREAM CORPORATION

	By:	/s/ FRANK MAGLIOCHETTI
Frank Magliochetti Chief Executive Officer